                                                                   EXHIBIT 4.3

                AMENDED CERTIFICATE OF DESIGNATION OF VOTING
                POWER, DESIGNATION PREFERENCES AND RELATIVE,
            PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS AND
                 LIMITATIONS AND RESTRICTIONS OF 7% SERIES C
           SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK DUE 2010
        OF CONCENTRIC NETWORK CORPORATION FILED IN THE OFFICE OF THE
             SECRETARY OF STATE OF DELAWARE ON JUNE 28th, 1999.

     Concentric Network Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, pursuant to Section 151(g) of the Delaware General Corporation Law

     DOES HEREBY CERTIFY:

     1.   The name of the corporation is Concentric Network Corporation.

     2. That a Certificate of Designation of Voting Power was filed by the Secretary of State of Delaware on June 29, 1999.

     3. No shares of Series C 7% Convertible Redeemable Preferred Stock Due 2010 have been issued thereunder.

     4. The Certificate of Designation of Voting Power, Designation Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of Series C 7% Convertible Redeemable Preferred Stock Due 2010 of Concentric Network Corporation is hereby amended and restated in its entirety with the Amended Certificate of Designation of Voting Power, Designation Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of Series C 7% Convertible Redeemable Preferred Stock Due 2010 of Concentric Network Corporation as Exhibit A hereto.

     5. The designation of the Series C 7% Convertible Redeemable Preferred Stock Due 2010 is not being changed.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed by Michael F. Anthofer, Senior Vice President and Chief Financial Officer of the Company and attested by Peter Bergeron, Secretary of the Company, this 28th day of June, 1999.

                                    CONCENTRIC NETWORK CORPORATION

                                    By:
                                        -------------------------------------
                                         Name:     Michael F. Anthofer
                                         Title:    Senior Vice President and
                                              Chief Financial Officer

ATTEST:

By:
    --------------------------------
Name: Peter Bergeron
Title:    Secretary

EXHIBIT A
---------

              AMENDED CERTIFICATE OF DESIGNATION OF VOTING POWER,
                            DESIGNATION PREFERENCES
                   AND RELATIVE, PARTICIPATING, OPTIONAL AND
                              OTHER SPECIAL RIGHTS
                        AND QUALIFICATIONS, LIMITATIONS
                                AND RESTRICTIONS
                                       OF
          SERIES C 7% CONVERTIBLE REDEEMABLE PREFERRED STOCK DUE 2010
                                       OF
                         CONCENTRIC NETWORK CORPORATION

                           -------------------------
                         Pursuant to Section 151 of the

                General Corporation Law of the State of Delaware

                           -------------------------

          Concentric Network Corporation, a Delaware corporation (the "Company") certifies that pursuant to the authority contained in ARTICLE FOURTH of its Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly called and held on June 3, 1999, duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

          RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of one series of Series C Preferred Stock having a par value of $1.00 per share, which shall be designated as Series C 7% Convertible Redeemable Preferred Stock due 2010 (the "Series C Preferred Stock") consisting of 110,000 shares, and each share of Series C Preferred Stock shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

     1.  Certain Definitions.

          Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     Affiliate: The term "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Applicable Redemption Price: The term "Applicable Redemption Price means a price per share equal to the redemption price specified below (expressed as percentages of the Liquidation Preference thereof), in each case together with accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) to the date of redemption if redeemed during the 12-month period commencing on June 1 of each of the years set forth below:

                Year    Redemption Price
                ------  -----------------
                2003             105.125%
                2004             105.125
                2005             105.125
                2006             104.100
                2007             103.075
                2008             102.050
                2009             101.025

          and thereafter, 100%.

          Board of Directors: The term "Board of Directors" shall mean the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

          Business Day: The term "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in San Jose, California are authorized or obligated by law or executive order to close or be closed.

          Closing Price: The term "Closing Price" shall have the meaning specified in Section 7(e)(7).

          Commission: The term "Commission" shall mean the Securities and Exchange Commission.

          Common Stock: The term "Common Stock" shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 7(f), however, shares issuable on conversion of Series C Preferred Stock shall include only shares of the class designated as common stock of the Company at the date of this Certificate of Designation or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          Company: The term "Company" shall mean Concentric Network Corporation, a Delaware corporation, having its principal office at 10590 N. Tantau Avenue, Cupertino, CA 95014 and shall include its successors and assigns.

          Conversion Price: The term "Conversion Price" shall have the meaning specified in Section 7(d).

          Convertible Security: The term "Convertible Security" shall be any security that, by its terms, is convertible into Common Stock at the option of the holder thereof.

          Exchange Act: The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

          Person: The term "Person" shall mean a corporation, an association, a partnership, a limited liability corporation, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

          Restricted Securities: The term "Restricted Securities" shall have the meaning specified in Section 2.5.

          Securities Act: The term "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          Series B Preferred Stock: The term "Series B Preferred Stock" shall mean the Company's 13 1/2% Series B Senior Redeemable Exchangeable Preferred Stock due 2010.

          Series C Preferred Stock: The term "Series C Preferred Stock" shall mean the Company's Series C 7% Redeemable Preferred Stock due 2010.

          Share register: The term "Share register" shall have the meaning specified in Section 2(e).

          Trading Day: The term "Trading Day" shall have the meaning specified in Section 7(e)(6).

          Trigger Event: The term "Trigger Event" shall have the meaning specified in Section 7(e)(4).

2.  Issue, Designation and Form

          (a) The Series C Preferred Stock shall be designated as "Series C 7% Redeemable Convertible Series C Preferred Stock due 2010."

          (b) The certificates evidencing shares of Series C Preferred Stock shall be substantially in the form set forth in Exhibit A, which is incorporated
                                                ---------
in and made a part of this Certificate of Designation. Any of certificates may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Certificate of Designation, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Series C Preferred Stock may be listed, or to conform to usage.

          (c) The Series C Preferred Stock shall be issuable in registered form in denominations of $1000.00 Liquidation Preference and integral multiples thereof including Shares of Series C Preferred Stock issued by the Company pursuant to Section 4(a). Every certificate evidencing Series C Preferred Stock shall be dated the date of its execution.

          (d) The certificates evidencing shares of Series C Preferred Stock shall be signed in the name and on behalf of the Company by the facsimile signature of its Chief Executive Officer, President, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and attested by the facsimile signature of its Secretary or any of its Assistant Secretaries or Treasurer or any of its Assistant Treasurers (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise).

          (e) The Company shall maintain a register (the "Share register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of shares of Series C Preferred Stock and of transfers of shares of Series C Preferred Stock. The Share register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. Upon surrender for registration of transfer of any shares of Series C Preferred Stock to the Share registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2(e), the Company shall execute, one or more new certificates evidencing shares of Series C Preferred Stock of any authorized denominations and of a like aggregate Liquidation Preference and bearing such restrictive legends as may be required by this Certificate of Designation.

          (f) Shares of Series C Preferred Stock may be exchanged for other shares of Series C Preferred Stock of any authorized denominations and of a like aggregate Liquidation Preference, upon surrender of the Series C Preferred Stock to be exchanged at any such office or agency maintained by the Company for such purposes. Whenever any shares of Series C Preferred Stock are so surrendered for exchange, the Company shall execute the shares of Series C Preferred Stock which the holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding. All certificates evidencing Series C Preferred Stock presented or surrendered for registration of transfer or for exchange, redemption or conversion shall (if so required by the Share registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company. No service charge shall be made for any registration of transfer or exchange of shares of Series C Preferred Stock, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such shares. Neither the Company nor any Share registrar shall be required to exchange or register a transfer of
(a) any shares of Series C Preferred Stock for a period of fifteen (15) days next preceding any selection of shares of Series C Preferred Stock to be redeemed or (b) any shares of Series C Preferred Stock called for redemption pursuant to

Section 4 or (c) any shares of Series C Preferred Stock surrendered for conversion pursuant to Section 7 or (d) during the period of time from a Record Date until the next succeeding Dividend Payment Date.

          (g) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing shares of Series C Preferred Stock (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2(h), if applicable) shall bear a legend in substantially the following form, unless such Series C Preferred Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Company in writing:

     THE SERIES C PREFERRED STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR
     (B) IT IS NOT A UNITED STATES PERSON AND IS ACQUIRING THE SERIES C PREFERRED STOCK EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SERIES C PREFERRED STOCK EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE SERIES C PREFERRED STOCK EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SERIES C PREFERRED STOCK WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT (A) TO CONCENTRIC NETWORK CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO CONCENTRIC NETWORK CORPORATION, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SERIES C PREFERRED STOCK EVIDENCED HEREBY, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) AGREES THAT PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), IT WILL FURNISH TO CONCENTRIC NETWORK CORPORATION, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION

     REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SERIES C PREFERRED STOCK EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS A PURCHASER WHO IS NOT A UNITED STATES PERSON OR AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO CONCENTRIC NETWORK CORPORATION, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SERIES C PREFERRED STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THE SERIES C PREFERRED STOCK EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE SHARES OF SERIES C PREFERRED STOCK EVIDENCED HEREBY MAY NOT BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED TO ANY PERSON OTHER THAN TO MICROSOFT CORPORATION OR ANY OF ITS AFFILIATES PRIOR TO DECEMBER 18, 2000.


Any Series C Preferred Stock (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Series C Preferred Stock for exchange to the Share registrar in accordance with the provisions of this Section 2(g), be exchanged for a new Series C Preferred Stock, of like tenor and Liquidation Preference, which shall bear a restrictive legend containing only the final sentence of the above legend.

          (h) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of such Series C Preferred Stock shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Series C Preferred Stock that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

     THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE

     SECURITIES ACT (OR ANY SUCCESSOR PROVISION), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT (A) TO CONCENTRIC NETWORK CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2),
     (3) OR (7) UNDER THE SECURITIES ACT) THAT PRIOR TO SUCH TRANSFER FURNISHES TO CHASEMELLON SHAREHOLDER SERVICES, LLC, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE), IT WILL FURNISH TO CHASEMELLON SHAREHOLDER SERVICES, LLC, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(D) ABOVE OR UPON ANY TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE SECURITY EVIDENCED HEREBY MAY NOT BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED TO ANY PERSON OTHER THAN TO MICROSOFT CORPORATION OR ANY OF ITS AFFILIATES ON OR PRIOR TO DECEMBER 18, 2000.


Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2(h).

Any Series C Preferred Stock or Common Stock issued upon the conversion or exchange of any Series C Preferred Stock that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Series C Preferred Stock or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

          (i) In case any certificate representing shares of Series C Preferred Stock shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute a new certificate representing shares of Series C Preferred Stock, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated certificate, or in lieu of and in substitution for the certificate so destroyed, lost or stolen. In every case the applicant for a substituted certificate shall furnish to the Company, such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, evidence to their satisfaction of the destruction, loss or theft of such certificate and of the ownership thereof.

          (j) Following receipt by the Company of satisfactory security or indemnity and evidence, as described in the preceding paragraph, any such substituted certificate and make available for delivery such certificate. Upon the issuance of any substituted certificate, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any certificate which has been called for redemption or has been tendered for redemption (and not withdrawn) or is about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute certificate, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated certificate), as the case may be, if the applicant for such payment or conversion shall furnish to the Company such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company of the destruction, loss or theft of such certificate and of the ownership thereof.

          (k) All certificates representing shares of Series C Preferred Stock surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any paying agent or any Stock registrar or any conversion agent, be surrendered to the Company and promptly canceled by it, or, if surrendered to the Company, shall be promptly canceled by it, and no Series C Preferred Stock shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Certificate of Designation.

          (l) The Company in issuing the Series C Preferred Stock may use "CUSIP" numbers, and may use "CUSIP" numbers in notices of redemption as a convenience to holders.

3.  Ranking.

          The Series C Preferred Stock shall rank, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, (i) senior to all classes of common stock of the Company and to each other class of capital stock of the Company the terms of which expressly provide by their terms that such class or series rank, or will rank on a junior to the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"); (ii) on a parity with any additional shares of Series C Preferred Stock issued by the Company in the future and any other class of capital stock or series of Series C Preferred Stock issued by the Company in the future, the terms of which expressly provide that such class or series will rank on a parity with the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) junior to the Series B Preferred Stock (the "Senior Securities") or other preferred stock of the Company by its terms senior to the Series C Preferred Stock. The Company shall not issue any shares of Senior Securities (other than additional shares of Series B Preferred Stock issued as a dividend on any other Series B Preferred Stock or otherwise in accordance with the Certificate of Designation governing the Series B
Preferred Stock) or Parity Securities (other than additional shares of Series
C Preferred Stock) without the consent of holders of at least seventy-five percent (75%) of the outstanding Liquidation Preference of Series C Preferred Stock (with shares held by the Company not being considered to be outstanding for this purpose).

4.  Dividends.

          (a) The holders of shares of the Series C Preferred Stock (other than shares as to which conversion is deemed effective pursuant to Section 7 and as to which all accrued dividends have been paid) shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends from the Issue Date accumulating at the rate of seven percent (7%) of the Liquidation Preference per share per annum, payable quarterly in arrears on each June 1, September 1, December 1 or March 1 of each year or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the holders of record of such shares of Series C Preferred Stock as of the next preceding May 15, August 15, November 15 or February 15 (each, a "Record Date"). Dividends may be paid, at the Company's option, to any holder of Series C Preferred Stock by the issuance of additional shares of Series C Preferred Stock having an aggregate Liquidation Preference (rounded to the nearest $1000.00) equal to the amount of such dividends payable on all shares of Series C Preferred Stock held by such holder. The issuance of such additional shares of Series C Preferred Stock shall constitute "payment" of the related dividend for all purposes of this Certificate of Designation. The first dividend payment on the Series C Preferred Stock shall be payable on September 1, 1999 (except with respect to shares of Series C Preferred Stock converted prior to such date, if any). Dividends payable on the Series C Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and will be deemed to accumulate on a daily basis on the Liquidation Preference of the Series C Preferred Stock. In the event a holder elects to convert shares of Series C Preferred Stock into Common Stock pursuant to Section 7, on a date other than a Dividend Payment Date, the Company shall have the right to pay all accrued and unpaid dividends on such Series C Preferred Stock in cash through the date of conversion.

          (b) Dividends on the Series C Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate.

          (c) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series C Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Series C Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series C Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no cash dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities; and (iii) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its Subsidiaries, except in the ordinary course of the Company's business. Holders of the Series C Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

5.  Liquidation Rights.

          Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock (other than shares of Senior Securities), each holder of shares of the Series C Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Series C Preferred Stock held by such holder, if any, to the date fixed for liquidation, dissolution, winding-up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, Common Stock of the Company. After payment in full of the Liquidation Preference and all accumulated dividends, if any, to which holders of Series C Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series C Preferred Stock and all other Parity Securities are not paid in full, the holders of the Series C Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full Liquidation Preference and accumulated and unpaid dividends, if any, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company or reduction or decrease in capital stock.

6.  Redemption by the Company.

          (a) On September 1, 2010 (the "Mandatory Redemption Date"), the Company shall be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Series C Preferred Stock at a price in cash equal to the Liquidation Preference thereof, plus accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) to the date of redemption. The Company shall not be required to make sinking fund payments with respect to the Series C Preferred Stock.

          (b) Except as set forth below, the Series C Preferred Stock may not be redeemed at the option of the Company prior to June 1, 2003. Each share of Series C Preferred Stock will be subject to redemption at any time on or after June 1, 2003, at the option of the Company at the Application Redemption Price; provided, however, that the Series C Preferred Stock will not be redeemable at the option of the Company on or after June 1, 2003, and before June 1, 2005 unless the arithmetic average of the Closing Price (determined as set forth in Section 7(e)(6)) during the twenty-five Trading Days immediately prior to the date notice of redemption is sent in accordance with Section 6(c) represents a multiple of 2.5, or greater, times the Conversion Price.

          (c) In case of redemption of less than all of the shares of Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Company in its sole discretion.

          (d) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (including the Mandatory Redemption Date, the "Redemption Date"), by first class mail, postage prepaid, to all holders of record of the Series C Preferred Stock at their last addresses as they shall appear on the books of the Company; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series C Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Redemption Date; (ii) the Applicable Redemption Price;
(iii) the number of shares of Series C Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price; and
(v) that dividends on the shares to be redeemed will cease to accumulate on the Redemption Date. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

          (e) If notice has been mailed in accordance with Section 7(d) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Series C Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series C Preferred Stock, and all rights of the Holders thereof as stockholders of the Company (except the right to receive from the Company the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Applicable Redemption
Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

          (f) No Series C Preferred Stock may be redeemed except with funds legally available for the purpose.

          (g) All shares of Series C Preferred Stock redeemed pursuant to this
Section 7 shall be restored to the status of authorized and unissued shares of Series C Preferred Stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Series C Preferred Stock.

7.  Conversion

          (a) Subject to and upon compliance with the provisions of this Certificate of Designation, the holder of any Series C Preferred Stock shall have the right, at its option, at any time after the date of this Certificate of Designation to convert any shares of Series C Preferred Stock, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the aggregate Liquidation Preference on the shares of Series C Preferred Stock to be converted (plus, in the event such shares are converted on a date other than a Dividend Payment Date, accrued and unpaid dividends on such Series C Preferred Stock through the date such Series C Preferred Stock is deemed to be converted in accordance with this
Section 7, unless the Company shall elect to pay such accrued and unpaid dividend in cash as set forth in Section 4(a) above) by the Conversion Price in effect at such time, by surrender of the certificate evidencing such shares of Series C Preferred Stock so to be converted in the manner provided. A holder of Series C Preferred Stock is not entitled to any rights of a holder of Common Stock until such holder has converted shares of Series C Preferred Stock to Common Stock, and only to the extent such Series C Preferred Stock are deemed to have been converted to Common Stock under this Section 7.

          (b) In order to exercise the conversion privilege with respect to any shares of Series C Preferred Stock, the holder of shares to be converted shall surrender such shares, duly endorsed, at an office or agency maintained by the Company for such purposes, and shall give written notice of conversion in the form provided on the certificate evidencing Series C Preferred Stock (or such other notice which is acceptable to the Company) to the office or agency that the holder elects to convert shares of Series C Preferred Stock. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 7(g) which shall be Microsoft Corporation or an Affiliate thereof if such conversion occurs on or before 18 months after the date hereof. Each share of Series C Preferred Stock surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Series C Preferred Stock, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney. As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the holder (as if such transfer were a transfer of the Series C Preferred Stock), the Company shall issue and shall deliver to such holder at the office or agency maintained by the Company for such purpose, a certificate or certificates for the number of full shares of Common Stock to be issued by the Company upon the conversion of shares of Series C Preferred Stock accordance with the provisions of this Section 7 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in
Section 7(c), and, if the Company elects to pay accrued and unpaid dividends on such shares pursuant to Section 4(a), a check or cash in respect of such amounts. In case any Series C Preferred Stock of a denomination greater than $1000.00 shall be surrendered for partial conversion, the Company shall execute and deliver to the holder of the Series C Preferred Stock so surrendered, without charge to him, a new certificate evidencing the unconverted shares of Series C Preferred Stock evidenced by the surrendered certificate.

          Each conversion shall be deemed to have been effected as to any such Series C Preferred Stock on the date on which the requirements set forth above in this Section 7(b) have been satisfied as to such Series C Preferred Stock, and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Series C Preferred Stock shall be surrendered.

          (c) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Series C Preferred Stock. If any fractional share of stock would be issuable upon the conversion of any share or shares of Series C Preferred Stock, the Company shall make an adjustment and payment therefor in cash at the current market price thereof to the holder of such shares. The current market price of a share of Common Stock shall be the Closing Price on the last Business Day immediately preceding the day on which the Series C Preferred Stock is deemed to have been converted.

          (d) The conversion price applicable to the Series C Preferred Stock shall be $39.924 (herein called the "Conversion Price"), subject to adjustment as provided in this Section 7.

          (e) The Conversion Price shall be adjusted from time to time by the Company as follows:

          (1) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 7(e)(1) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          (2) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be successively made whenever any such rights and warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 7(e)(1) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 7(e)(2), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in
Section 7(e)(1) (any of the foregoing hereinafter in this Section 7(e)(4) called the "Securities")), then, in each such case (unless the Company elects to reserve such Securities for distribution to the holders upon the conversion of the shares of Series C Preferred Stock so that any such holder converting shares will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had converted its shares of Series C Preferred Stock into Common Stock immediately prior to the record date (as defined in Section 7(e)(7) for such distribution of the Securities)), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the record date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such record date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board if Directors) on the record date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be the Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such record date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon conversion the amount of Securities such holder would have received had such holder converted each share of Series C Preferred Stock on the record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 7(e)(4) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

          In the event that the Company implements a stockholders' rights plan ("Rights Plan"), such Rights Plan must provide that, subject to customary exceptions, upon conversion of the shares of Series C Preferred Stock the Holders will receive, in addition to the Common Stock issuable upon conversion, such rights whether or not such rights have separated from the Common Stock at the time of such conversion.

          Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 7(e) (and no adjustment to the Conversion Price under this Section 7(e) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 7(e)(4). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Certificate of Designation, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 7(e) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

          For purposes of this Section 7(e)(4) and Sections 7(e)(1) and 7(e)(2), any dividend or distribution to which this Section 7(e)(4) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this Section 7(e)(4) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 7(e)(1) and (2) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of Sections 7(e)(1) and (2) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 7(1).

          (5) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock, or to all holders of any series of preferred stock or other equity security with respect to which dividends are payable, cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require any adjustment of the Conversion Price pursuant to this Section 7(e)(5) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 1.75% in the case of Common Stock or any Convertible Security, or 3.75% in the case of any series of preferred stock or other equity security to which this Section 7(e)(5) applies which is not a Convertible Security, of the arithmetic average of the Closing Price (determined as set forth in Section 7(e)(6)) during the twenty-five Trading
Days immediately prior to the date of declaration of such dividend, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such record date by a fraction of which the numerator shall be the Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator shall be such Current Market Price of the Common Stock, such reduction to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each share of Series C Preferred Stock on the record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 7(e)(5) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 7(e)(5) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

          (6) In case the Company shall issue additional shares of Common Stock or Convertible Securities, issued for no consideration or for a consideration per share less than the Conversion Price (determined on an "as converted" basis in the case of a Convertible Security) (other than shares of Common Stock issued or issuable (i) upon conversion or exercise of warrants or other convertible securities outstanding as of June 21, 1999 and (ii) pursuant to stock incentive or option plans approved by the Company's Board of Directors) then and in such event, the Conversion Price for the Series C Preferred Stock shall be reduced, concurrently with such issue, by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of additional shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such additional shares of Common Stock so issued; provided, however, that if the additional shares of Common Stock are issued pursuant to a firmly underwritten public offering than the foregoing adjustment shall be made only if the consideration per share is less than the Current Market Price of the Common Stock. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series B or C Preferred Stock and all convertible securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance

(and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

          (7) For purposes of this Section 7(e), the following terms shall have the meaning indicated:

              a. "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the NASDAQ National Market ("NNM"), or, if such security is not listed or admitted to trading on NNM, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any National Association of Securities Dealers firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

              b. "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the twenty-five consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event that requires an adjustment to the Conversion Price pursuant to Section 7(e)(1), (2), (3), (4), (5) or (6) occurs during such twenty-
                  five consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, or (2) if the "ex" date for any event that requires an adjustment to the Conversion Price pursuant to Section 7(e)(1), (2), (3),
                  (4), (5) or (6) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of any computation under Section 7(e)(5), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective.

              c. "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

              d. "record date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

              e. "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (y) if the applicable security is quoted on the NNM, a day on which trades may be made on thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

          (8) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 7(e)(1), (2), (3), (4), (5) or (6) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

          To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to holders of record of the Series C Preferred Stock a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

          (9) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this Section 7(e)(9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 7 shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth (1/100) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Series C Preferred Stock become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

          (10) Whenever the Conversion Price is adjusted as herein provided, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Series C Preferred Stock at his last address appearing on the Share register, within twenty (20) days after the effectiveness thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

          (11) In any case in which this Section 7(e) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 7(c).

          (12) For purposes of this Section 7(e), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          (f) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 7(e)(3) applies), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall amend this Certificate of Designation to provide that such shares of Series C Preferred Stock shall be convertible into the kind and amount of shares of stock and other securities or property or assets
(including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such shares of Series C Preferred
Stock (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such shares of Series C Preferred Stock) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("nonelecting share")), then for the purposes of this Section 7(f), the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such amendment shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The Company shall cause notice of the amendment of this Certificate of Designation to be mailed to each holder of Series C Preferred Stock, at its address appearing on the Share register, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such amendment. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 7(f) applies to any event or occurrence, Section 7(e) shall not apply.

          (g) The issue of stock certificates on conversions of shares of Series C Preferred Stock shall be made without charge to the converting holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any share of Series C Preferred Stock converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (h) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the shares of Series C Preferred Stock from time to time as such are presented for conversion. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price. The Company covenants that all shares of Common Stock which may be issued upon conversion of Series C Preferred Stock will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

          (i)  In case:

               (1) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 7(e); or

               (2) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

               (3) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company;

the Company shall cause to be mailed to each holder of Series C Preferred Stock at his address appearing on the Share register provided for in Section 2(e) of this Certificate of Designation, as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     8. Consolidation; Merger; Sale of Assets. Nothing contained in this Certificate of Designation shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company, to any other corporation (whether or not affiliated with the Company), authorized to acquire and operate the same and which shall be organized under the laws of the United States of America, any state thereof or the District of Columbia; provided that upon any such consolidation, merger, sale, conveyance or lease, the due and punctual payment of the Liquidation Preference and any dividends on all of the Series C Preferred Stock, according to their terms shall be expressly assumed by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired or leased such property, and such amendment shall provide for the applicable conversion rights set forth in Section 7(f).

     9. Voting Rights. Except as otherwise provided in this Designation or as required by law, the holders of record of shares of the Series C Preferred Stock shall have no voting rights.

     10.  Amendment.

          (a) The Company shall not, without the affirmative vote or consent of the holders of at least seventy-five percent (75%) of the outstanding Liquidation Preference of Series C Preferred Stock then outstanding (with shares held by the Company or any of its Affiliates not being considered to be outstanding for this purpose) voting or consenting as the case may be, as one class, amend or otherwise alter this Certificate of Designation (including the provisions of this Section 10) in any manner that adversely affects the specified rights, preferences, privileges or voting rights of holders of Series C Preferred Stock.

          (b) Without the consent of each holder affected, an amendment or waiver of the Company's Certificate of Incorporation or of this Certificate of Designation may not (with respect to any shares of Series C Preferred Stock held by a non-consenting holder):

                 (i) reduce the number of shares of Series C Preferred Stock whose holders must consent to an amendment, supplement or waiver;

                 (ii) reduce the Liquidation Preference of or change the Mandatory Redemption Date of any share of Series C Preferred Stock or alter the provisions with respect to the redemption of the Series C Preferred Stock;

                 (iii) reduce the rate of or change the time for payment of dividends on any share of Series C Preferred Stock;

                 (iv) make any share of Series C Preferred Stock payable in any form other than that stated in this Certificate of Designation;

                 (v) make any change in the provisions of this Certificate of Designation relating to waivers of the rights of holders of Series C Preferred Stock to receive the Liquidation Preference and dividends on the Series C Preferred Stock;

                 (vi) waive a redemption payment with respect to any share of Series C Preferred Stock (except as provided with respect to Section 10 hereof); or

                 (vii) make any change in the foregoing amendment and waiver provisions.

          (c) The Company in its sole discretion may without the vote or consent of any holders of the Series C Preferred Stock amend or supplement this Certificate of Designation:

                 (i) to cure any ambiguity, defect or inconsistency;

                 (ii) to provide for uncertificated Series C Preferred Stock in addition to or in place of certificated Series C Preferred Stock;

                 (iii) to make any change that would provide any additional rights or benefits to the holders of the Series C Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designation of any such holder; or

                 (iv) to make any amendment required by Section 7(f) or 8.

          Except as set forth above, the creation, authorization or issuance of, or the increase or decrease in the authorized amount of, capital stock of any class, including any Series C Preferred Stock, shall not require the consent of the holders of the Series C Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of shares of Series C Preferred Stock.

     11.  Exclusion of Other Rights.

          Except as may otherwise be required by law, the shares of Series C Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as amended from time to time) and in the Certificate of Incorporation. The shares of Series C Preferred Stock shall have no preemptive or subscription rights.

     12.  Provision for Financial Information.

          The Company will, within 15 days of each file with the Commission the annual reports, quarterly reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d), transmit by mail to all holders, as their names and addresses appear in the Share register, without cost to such holders copies of the annual reports, quarterly reports documents which the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

     13.  Headings of Subdivisions.

          The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     14.  Severability of Provisions.

          If any voting powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of

Series C Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.


            [The Remainder of this Page is Intentionally Left Blank]

          IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by Michael F. Anthofer, Senior Vice President and Chief Financial Officer of the Company and attested by Peter Bergeron, Secretary of the Company, this 28th day of June, 1999.


                              CONCENTRIC NETWORK CORPORATION


                              By:
                                 _______________________________________
                                 Name:   Michael F. Anthofer
                                 Title:  Senior Vice President and Chief
                                           Financial Officer

ATTEST:



By:
   _________________________________
   Name:   Peter Bergeron
   Title:  Secretary

                                       28